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                                                                 EXHIBIT 10.3(b)

           FORM OF PERFORMANCE-ACCELERATED RESTRICTED STOCK AGREEMENT
                       UNDER 2003 EQUITY COMPENSATION PLAN

                              * * * * * * * * * * *

                                                      RESTRICTED STOCK AGREEMENT

Date:
      --------------

Participant:
             --------------

Number of Shares:
                  ----------------

     Restricted Stock Agreement ("Agreement") made as of the date specified above by and between First Horizon National Corporation (the "Company"), acting with the prior approval of the Compensation Committee (the "Committee") of the Board of Directors and the employee whose name is specified above, who is an employee of the Company, or one or more of its subsidiaries, (the "Participant").

     In consideration of the covenants hereinafter set forth, the Company and the Participant agree as follows:

     1. Award. Pursuant to the terms of the First Horizon National Corporation 2003 Equity Compensation Plan (the "Plan"), the Company hereby grants to the Participant the number of shares specified above (the "Shares") of common stock of the Company, par value $0.625 per share (the "Common Stock"), subject to the Restrictions and other conditions hereinafter set forth. So long as any Shares are subject to the Restrictions set forth in Section 3 hereof, such Shares shall be deemed to be, and shall be referred to herein as, Restricted Shares.

     2. Certificates. Each certificate evidencing Restricted Shares shall be deposited with the Treasurer of the Company, accompanied by a stock power in blank executed by the Participant, or shall be held in book-entry form at the Company's transfer agent, and shall bear the following legend:

     "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including the risk of forfeiture and restrictions on transfer) contained in the First Horizon National Corporation 2003 Equity Compensation Plan and a Restricted Stock Agreement entered into between the registered owner and First Horizon National Corporation. Release from such terms and conditions shall occur only in accordance with the provisions of such Plan and Agreement, a copy of each of which is filed with the Secretary of First Horizon National Corporation."

     3. Restrictions. During applicable periods of restriction determined in accordance with Section 5 of this Agreement, Restricted Shares, and the right to vote such Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered, and shall be subject to the risk of forfeiture contained in Section 4 of this Agreement (such limitations on transferability and risk of forfeiture being collectively called the "Restrictions"), but the Participant shall have all other rights of a stockholder, including, but not limited to, the right to vote and receive dividends on Restricted Shares.

     4. Forfeiture of Restricted Shares. In the event that the Participant (a) voluntarily terminates his employment with the Company (including its subsidiaries), (b) is discharged from employment with the Company (including its subsidiaries) as a result of his failure (not caused by death or Disability (as defined in the Plan)) to perform the duties of his position faithfully and to the best of his ability, or (c) except in connection with a Change in Control as described below, is reassigned to a position which, in the opinion of the Committee, reduces the Participant's opportunity to make an impact upon the profitability of the Company through his/her decisions, actions and counsel (the events described in the foregoing clauses (a), (b), and (c) being called herein "Events of Forfeiture"), all Shares which at the time are Restricted Shares shall be forfeited by the Participant to the Company without payment of any consideration by the Company, and neither the Participant, nor any successor, heir, assign or personal representative of the Participant, shall have any further right to or interest in such Restricted Shares or any certificate or certificates evidencing them. Notwithstanding anything herein to the contrary, if a Change in Control




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(as defined in the Plan) occurs and if, prior to the date on which the Change in
Control occurs, the Participant's employment with the Company is terminated or the Participant is reassigned to a position within the meaning of Section 4(c) and if it is reasonably demonstrated by the Participant that such termination of employment or reassignment of position (I) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of this Agreement such termination or reassignment shall not be deemed an Event of Forfeiture, no Shares which at the time are Restricted Shares shall be forfeited by the Participant to the Company upon such termination or reassignment, and all Restrictions with respect to such Shares shall lapse upon the Change in Control.

     5. Lapse of Restrictions.

     (a) Subject to clauses (b) and (c) of this Section 5, the Restrictions shall lapse with respect to Restricted Shares in accordance with the following schedule:

Date                                Number of Shares
----                                ----------------
[tenth anniversary of grant date]   All Shares

     (b) If the Participant's employment with the Company (including its subsidiaries) ends as a result of any event other than an Event of Forfeiture, all Restrictions shall forthwith lapse as to all Restricted Shares.

     (c) Notwithstanding the provisions of clause (a), but subject to clause (b) of this Section 5, the Restrictions shall lapse with respect to the Restricted Shares in accordance with the following schedule if the performance criteria established by the Committee for the performance period at the beginning of such period (or on the date hereof for the first and second performance periods) are achieved:

Performance Period                                      Number of Shares   Date of Lapse
------------------                                      ----------------   -------------
[three calendar years beginning year of grant]          __________         [April of year following perf. period]
[three calendar years beginning 1st year after grant]   __________         [April of year following perf. period]
[three calendar years beginning 2nd year after grant]   __________         [April of year following perf. period]

Each lapse of Restrictions provided for in this clause (c) is noncumulative. In other words, if performance criteria for any performance period are not achieved, Restrictions with respect to the indicated Restricted Shares shall not lapse until the date specified in clause (a).

     (d) Upon lapse of the Restrictions in accordance with this Section 5 or
Section 7, new certificates evidencing the Shares with respect to which the Restrictions have lapsed, without the foregoing restrictive legend, shall be issued to the Participant or his legal representative, against cancellation of the legended certificates, or, if applicable, the Company's transfer agent shall be directed to remove the legend from Shares held in book-entry form. Each such new certificate, and any Shares held in book-entry form, shall bear a legend reflecting any restrictions upon the transferability of such Shares imposed by law, such as the Securities Act of 1933.

     6. Withholding Requirements. Whenever payments hereunder are to be made in cash, or Restrictions lapse with respect to Restricted Shares, the Company shall have the right to withhold from sums due to the Participant (or to require the Participant to remit to the Company) an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to making such payments or delivering any certificate evidencing such Shares.

     7. Change in Control. Notwithstanding anything herein to the contrary, all Restrictions with respect to the Restricted Shares imposed by the Plan or this Agreement shall lapse immediately upon a Change in Control (as defined in the Plan).

     8. Tax Elections. The Participant agrees not to make an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his gross income for federal income tax purposes the value of the Restricted Shares in the year in which this Agreement is made.


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     9. Deferrals. Section 3(A)(vii) of the Plan permits certain participants, whose Agreement so provides, to make deferral elections with respect to an award under the Plan. Participant is eligible to make a deferral election pursuant to
Section 3(A)(vii) of the Plan with respect to one or more deferral periods by complying with the procedures established by the Committee.

     10. Effect on Employment. Nothing contained in this Agreement shall confer upon the participant the right to continue in the employment of the Company (including its subsidiaries) or affect any right which the Company (including its subsidiaries) may have to terminate the employment of the Participant.

     11. Amendment. This Agreement may not be amended except with the consent of the Committee and by a written instrument duly executed by the Participant and the Company.

     12. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.

     IN WITNESS WHEREOF, each of the Company and the Participant has executed and delivered this Agreement as of the day and year first above written.

ATTEST                                   FIRST HORIZON NATIONAL CORPORATION


By:                                      By:
    ----------------------------------       -----------------------------------
              , Secretary                    Senior Vice President, Compensation
                                               and Benefits


--------------------------------------
            Participant


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